Exhibit 10.8

PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS

Between

BURLINGTON CROSSING REALTY TRUST

as Seller

and

ARCP ACQUISITIONS, LLC

as Buyer

May 30, 2014

Green Mountain
Burlington, MA
4835-4159-5931.4

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

DATED:	Dated to be effective as of May 30, 2014 (the “Effective Date”).

PARTIES:
This Purchase Agreement and Escrow Instructions is between BURLINGTON CROSSING REALTY TRUST, a Massachusetts nominee trust, as “Seller”, and ARCP ACQUISITIONS, LLC, a Delaware limited liability company, as “Buyer”.

WHEREAS, as of the Effective Date, Seller is the fee title owner of those certain improved properties located at 53 South Avenue and 63 South Avenue in Burlington, Massachusetts, as legally described on Exhibit A attached hereto (the “Real Property”);

WHEREAS, as of the Effective Date, a portion of the Real Property is improved with a building containing approximately 150,673 square feet(the “Phase I Building”) and, as of the Closing Date, will be further improved with an additional building containing approximately 274,110 square feet (the “Phase II Building” and collectively with the Phase I Building, the “Buildings”) which Real Property and Buildings are leased to Keurig Green Mountain, Inc. formerly known as Green Mountain Coffee Roasters, Inc. (“Tenant”) in accordance with a written lease dated as of June 19, 2012 (the “Lease”). The Real Property, the Building, the improvements to the Real Property (the “Improvements”), the personal property, if any, of Seller located on the Real Property and Seller’s interest in the Lease and all rents issued and profits due or to become due thereunder are hereinafter collectively referred to as the “Property”; and

WHEREAS, Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer free and clear of all liens, all as more particularly set forth in this Purchase Agreement and Escrow Instructions (the “Agreement”).

NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (each, a “Party” and, collectively, the “Parties”) hereby agree as follows:

1.    INCORPORATION OF RECITALS. All of the foregoing Recitals are hereby incorporated as agreements of the Parties.

2.    BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction

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embodied in this Agreement. No claim of waiver or modification concerning the provision of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

3.    INCLUSIONS IN PROPERTY.

(a)    The Property. The term “Property” shall also include the following:

(1)    all tenements, hereditaments and appurtenances pertaining to the Real Property;

(2)    all mineral, water and irrigation rights of Seller, if any, running with or otherwise pertaining to the Real Property;

(3)    all interest, if any, of Seller in any road adjoining the Real Property;

(4)    all interest, if any, of Seller in any award made or to be made or settlement in lieu thereof for damage to the Property by reason of condemnation, eminent domain or exercise of police power;

(5)    all of Seller’s interest in the Building, the Improvements and any other improvements and fixtures on the Real Property;

(6)    all of Seller’s interest, if any, in any equipment, machinery and personal property on or used in connection with the Real Property (the “Personalty”);

(7)    the Lease and security deposit, if any, now or hereafter due thereunder; and,

(8)    all of Seller’s interest, to the extent transferable, in all permits and licenses (the “Permits”), warranties (the “Warranties”), contractual rights and intangibles (including rights to the name of the Improvements as well as all construction contracts, subcontracts, architectural/engineering plans and/or agreements and similar agreements) with respect to the design, development, construction, operation, maintenance, repair and/or improvement of the Property (collectively, the “Contracts”).

The portion of the Property relating to the Phase I Building and upon which the Phase I Building is located is sometimes referred to herein, together with each of the items in subsection (1) through (8) above, inclusive, relating to the Phase I Building, as the “Phase I Property”. The portion of the Property relating to the Phase II Building and upon which the Phase II Building is located is sometimes referred to herein, together with each of the items in subsection (1) through (8) above, inclusive, relating to the Phase II Building, as the “Phase II Property”. The Phase I Property and the Phase II Property are individually and collectively, as the context may require, referred to herein as the Property and include all of the items set forth above.

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(b)    The Transfer Documents. The Personalty shall be transferred by that certain bill of sale from Seller to Buyer, the agreed upon form of which is attached hereto as Exhibit B (the “Bill of Sale”); the Lease shall be transferred by that certain assignment and assumption of lease, the agreed upon form of which is attached hereto as Exhibit C (the “Assignment of Lease”); the Permits, Warranties and Contracts shall be transferred by that certain assignment and assumption agreement, the agreed upon form of which is attached hereto as Exhibit D (the “Assignment Agreement”); and the Real Property, the Building and the Improvements shall be transferred and conveyed by execution and delivery of Seller’s quitclaim deed, the agreed upon form of which is attached hereto as Exhibit E (the “Deed”). The Bill of Sale, the Assignment of Lease, the Assignment Agreement and the Deed are hereinafter collectively referred to as the “Transfer Documents”. Notwithstanding the foregoing, in the event any Warranty transfer requires the approval of the applicable warrantor and/or satisfaction of any other customary and reasonable conditions to such transfer, Seller shall obtain such approval and satisfy all such conditions no later than COE (as defined below), including, without limitation, payment of any fees relating thereto. During the Study Period, the Parties shall identify what Warranties, and related conditions, shall be required of Seller.

4.    PURCHASE PRICE. The aggregate price to be paid by Buyer to Seller for the Property is ONE HUNDRED FIFTY SIX MILLION FIVE HUNDRED THOUSAND and NO/100 Dollars ($156,500,000.00) (as may be adjusted below, the “Purchase Price”), a portion of which in an amount equal to $39,400,000 is allocated to the Phase I Property and the remaining portion of which in an amount equal to $117,100,000 is allocated to the Phase II Property, and is payable as follows:

(a)Eleven Million Nine Hundred Seventy Thousand and No/100 Dollars ($11,970,000.00) earnest money (said amount, plus all interest earned or accrued thereon, the “Earnest Money Deposit”) to be deposited in escrow with First American Title Insurance Company, 2425 East Camelback Road, Suite 300, Phoenix, Arizona 85016, Attention: Brandon Grajewski (“Escrow Agent”) in the following manner:

(i)    not later than three (3) business days following the receipt by Escrow Agent of a fully-executed original of this Agreement (said receipt by Escrow Agent of both a fully-executed original of this Agreement and the Earnest Money Deposit, the “Opening of Escrow”) a portion of the Earnest Money Deposit equal to $1,970,000, which amount shall be allocated to the Phase I Property;

(ii)     not later than three (3) business days following the Opening of Escrow, a portion of the Earnest Money Deposit in an amount equal to $3,333,333.00, which amount shall be allocated to the Phase II Property;

(iii)    on or before the expiration of the Study Period for the Phase II Property, a portion of the Earnest Money Deposit in an amount equal to $3,333,333.00, which amount shall also be allocated to the Phase II Property; and

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(iv)    not later than three (3) business days after the date that Tenant has unconditionally accepted possession of the Phase II Building and is contractually obligated to pay, and has actually commenced payment of, full unabated rent for the Phase II Building pursuant to the Lease, a portion of the Earnest Money Deposit in an amount equal to $3,333,334.00, which amount shall also be allocated to the Phase II Property.

The Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow on the Closing Date (such close of escrow, as to each Property, “COE” or “Closing”) (such applicable portion of the Earnest Money Deposit allocated to the Phase I Property and Phase II Property above shall be paid to Seller at the applicable COE for the applicable Property); and

(b)Such amounts, in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), set forth in one or more settlement or closing statements prepared by Escrow Agent and approved by Buyer and Seller in connection with COE of each applicable portion of Property purchased by Buyer from Seller pursuant to this Agreement, to be deposited in escrow with Escrow Agent on or before COE as to each such portion of the Property, which sum is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

(c)Notwithstanding anything to the contrary contained in this Agreement, Seller and Buyer acknowledge and agree that (i) the Purchase Price allocated to the Phase I Property has been determined by dividing the initial annual base rent to be paid under Lease for such Property by a capitalization rate of 6.70% (the “Phase I Cap Rate”), (ii) the Purchase Price allocated to the Phase II Property has been determined by dividing the initial annual base rent to be paid under Lease for such Property by a capitalization rate of 7% (the “Phase II Cap Rate”) and, at COE, the final Purchase Price will be determined by dividing the initial annual base rent set forth in the Lease by the applicable capitalization rate described above (subject to further readjustment pursuant to subsection (iii) below), and (iii) if COE for the Phase II Property does not occur on or before the Outside Date (as defined below) and if the 10-year Treasury yield on the business day prior to the COE is more than twenty (20) basis points greater than the 10-year Treasury yield on the Effective Date (the “20-Point Spread”), the Purchase Price for the Phase II Property shall be recalculated using a Cap Rate that will increase the Phase II Cap Rate by one (1) basis point for every two (2) basis points in excess of the 20-Point Spread. By way of example, if, as of the Effective Date, the 10-year Treasury yield is 2.71%, COE for the Phase II Property occurs after the Outside Date and the 10-year Treasury at such time is 2.98% (an increase of 0.27% or twenty seven (27) basis points), the Phase II Cap Rate at COE would be 7.035%.

5.    DISPOSITION OF EARNEST MONEY DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest‑bearing passbook account on behalf of Seller and Buyer. The Earnest Money Deposit shall be applied as follows:

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(a)    if Buyer cancels this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit shall be paid immediately to Buyer;

(b)    if Buyer terminates this Agreement with respect to either the Phase I Property or the Phase II Property as Buyer is so entitled to do as provided in this Agreement, the portion of the Earnest Money Deposit allocated to such Property shall be paid immediately to Buyer for the applicable terminated Property, however, in no event shall Buyer have the right to purchase the Phase II Property unless Buyer has closed on the Phase I Property; and therefore, notwithstanding any language to the contrary set forth in this Agreement, upon any termination of this Agreement with respect to the Phase I Property, this entire Agreement shall terminate (including all rights to purchase the Phase II Property) and the Earnest Money Deposit shall be paid to the party entitled to receive the same payment to the terms of this Agreement;
(c)    if the Earnest Money Deposit, or any portion thereof, is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit, or portion thereof, shall be paid to Seller as Seller’s agreed and total liquidated damages with respect to the applicable Property, it being acknowledged and agreed that it would be difficult or impossible to determine Seller’s exact damages; and
(d)    if escrow closes , the portion of the Earnest Money Deposit allocated to such Property (i.e., $1,970,000 for the Phase I Property and $10,000,000 for the Phase II Property) shall be credited to Buyer, automatically applied against the Purchase Price for such Property and paid to Seller at COE.

6.    PRELIMINARY TITLE REPORT AND OBJECTIONS.

(a)    Within ten (10) days after the Opening of Escrow, Escrow Agent shall deliver a current Preliminary Title Report (the “Report”) for an ALTA extended coverage title insurance policy (the “Owner’s Policy”) on the Property to Buyer and Seller. The Report shall show the status of title to the Property as of the date of the Report and shall also describe the requirements of Escrow Agent for the issuance of the Owner’s Policy as described herein. The cost of the Owner’s Policy and any additional costs for an extended coverage policy, endorsements thereto (excluding, however, those endorsements required to cure one or more Objectionable Matters (as hereinafter defined), which endorsements shall be issued at Seller’s sole cost and expense), or any lender’s title policy shall be paid by Buyer. In addition to the Report, Escrow Agent shall simultaneously deliver to Buyer legible copies of all documents identified in Part Two of Schedule B of the Report.

(b)    If Buyer is dissatisfied with any exception to title as shown in the Report and/or any matter disclosed by the Survey (collectively, the “Objectionable Matters”), then Buyer may either, by giving written notice thereof to Escrow Agent and to Seller (i) on or before expiration of the Study Period (as defined below) or (ii) ten (10) days from Buyer’s receipt of the Report, whichever is later, (a) cancel this Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer together with all documents deposited in escrow by Buyer, or (b) provisionally accept the title subject to Seller’s agreement to cause the removal of or otherwise use commercially reasonable efforts to cure the Objectionable Matters, in which case Seller shall (at its sole cost up

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to the Cap, as hereinafter defined) remove or otherwise cure the Objectionable Matters before COE. Seller shall notify Buyer in writing within five (5) business days after receiving Buyer’s written notice of disapproval or objection, if Seller does not intend to remove (or cause the Escrow Agent to endorse over, to Buyer’s satisfaction) or otherwise use commercially reasonable efforts to cure any such Objectionable Matters. Seller’s lack of response shall be deemed as Seller’s affirmative denial of its commitment to remove or otherwise cure the Objectionable Matters prior to COE. If written notice of dissatisfaction is not timely given by Buyer to Seller pursuant to this Section 6(b), then Buyer shall be deemed to have disapproved of the condition of the title of the Property as shown by the Report, and shall have elected to terminate this Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer and all other obligations under this Agreement shall terminate.

(c)    In the event the Report is later amended (each such amended Report, an “Amended Report”) to include new exceptions that are not set forth in a prior Report, or in the event any Survey is amended (each such Survey, an “Amended Survey”) to include or depict matters that are not set forth in the prior Survey, Buyer shall have until the later of (i) the expiration of the Study Period, (ii) the date that is seven (7) days after Buyer’s receipt of both such Amended Report and copies of the documents identified in the new exceptions or new requirements, or (iii) the date seven (7) days after Buyer’s receipt of the Amended Survey, as applicable, within which to cancel this Agreement and receive a refund of the Earnest Money Deposit allocable to the applicable Property or to provisionally accept the title subject to Seller’s agreement to cause the removal of or otherwise use commercially reasonable efforts to cure the Objectionable Matters. Seller shall notify Buyer in writing within five (5) business days after receiving Buyer’s written notice of disapproval or objection, if Seller does not intend to remove (or cause the Escrow Agent to endorse over, to Buyer’s satisfaction) or otherwise cure any such additional Objectionable Matters. Seller’s lack of response shall be deemed as Seller’s affirmative denial of its commitment to remove or otherwise cure the Objectionable Matters prior to COE. If written notice of either satisfaction or dissatisfaction is not timely given by Buyer to Seller pursuant to this Section 6(c), then Buyer shall be deemed to have disapproved of the condition of the title of the Property as shown by the Amended Report or disapproved of the Amended Survey, and shall have elected to terminate this Agreement as to the Phase II Property, whereupon the Earnest Money Deposit allocable to the Phase II Property shall be returned to Buyer and all other obligations under this Agreement with respect to the Phase II Property shall terminate. Notwithstanding the foregoing, in no event shall Buyer have the right to cancel this Agreement as set forth above if Seller has agreed to cause the removal of or cure an Objectionable Matter pursuant to the foregoing provisions. If Seller has agreed to cause the removal of or cure an Objectionable Matter and fails to do so by COE, such failure shall be a default by Seller hereunder.

(d)    If Seller serves notice to Buyer that Seller does not intend to remove or otherwise cure any of the Objectionable Matters before COE as to either the Phase I Property or the Phase II Property (or if Seller is deemed to have affirmatively denied committing to remove or otherwise curing any of the Objection Matters as to either the Phase I Property or the Phase II Property), Buyer shall, within ten (10) days thereafter, notify Seller and Escrow Agent in writing of Buyer’s election to either (i) terminate this Agreement whereupon the Earnest Money Deposit shall be returned to Buyer and all other obligations under this Agreement shall terminate, or (ii)

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Buyer may waive such Objectionable Matters and the transaction shall close as scheduled. As aforesaid, upon any termination of this Agreement as to the Phase I Property, the remainder of this Agreement shall, notwithstanding any other provision to the contrary, automatically terminate. If Seller agrees to remove or otherwise cure the Objectionable Matters but fails or is unable to do so by the scheduled COE date after using commercially reasonable efforts to do so, or if Buyer otherwise receives notice that Seller has failed or refused to remove or otherwise cure the Objectionable Matters after using commercially reasonable efforts to do so, Buyer shall, within ten (10) days after either said COE date or its receipt of notice of such failure or inability, notify Seller and Escrow Agent in writing of Buyer’s election to either (i) terminate this Agreement, whereupon the Earnest Money Deposit shall be returned to the Buyer, Seller shall promptly reimburse Buyer for all out-of-pocket costs and properly documented (including, without limitation, reasonable attorneys’ fees and costs) incurred by Buyer from after the date Buyer delivered its notice of the Objectionable Matters up to an amount equal to $100,000.00 and all other obligations under this Agreement shall terminate (except such provisions which are expressly provided for herein to survive any such termination), or (ii) waive such Objectionable Matters whereupon the transaction shall close five (5) business days after Buyer notifies Seller of such election. If written notice of such election is not timely given by Buyer pursuant to the foregoing sentence, then Buyer shall be deemed to have elected to terminate this Agreement as set forth in such sentence. In no event shall Seller’s use of “commercially reasonable efforts” under this Section 6 require Seller to expend more than $50,000, exclusive of voluntary monetary liens created or placed on the Property by or on behalf of Seller; provided that such limitation shall not apply to encumbrances or security interests against Seller and/or the Property, and encumbrances that have been voluntarily placed against the Property by Seller after the Effective Date without Buyer’s prior written consent (sometimes herein referred to as the “Cap”).

7.    BUYER’S STUDY PERIOD.

(a)    The Study Period. Buyer shall have until 11:59 p.m. MST on the later of the thirtieth (30th) day after: (i) the Effective Date, or (ii) Buyer’s receipt of all deliveries of Seller’s Diligence Materials (as hereinafter defined) (the “Study Period”), at Buyer’s sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer’s sole discretion, to determine the feasibility of acquiring the Property, including, without limitation, Buyer’s right to: (i) review and approve the Survey, the Lease, Seller’s operating statements with respect to the Property and the Contracts; (ii) meet and confer with Tenant after prior written notice to Seller and after affording Seller the right to have a representative present, it being the intent that the actual presence of a representative of Seller shall not be a condition to such meeting; and, (iii) obtain, review and approve an environmental study of the Real Property and Building (however, Seller shall have the right to reasonably approve any invasive testing in advance). Buyer shall notify Seller during the Study Period which of the Contracts that Seller shall terminate as of the Closing Date, whereupon the remaining Contracts shall be assumed by Buyer as herein provided. The investigations, studies or tests conducted by Buyer pursuant to Section 7(a) are hereinafter referred to as “Buyer’s Diligence”.

(b)    Right of Entry. Subject to the prior rights of the Tenant in the Property pursuant to the Lease, Seller hereby grants to Buyer and Buyer’s agents, employees and contractors

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the right to enter upon the Property, at any time or times prior to COE but with reasonable advance notice to Seller, to conduct Buyer’s Diligence. In consideration therefor, Buyer shall and does hereby agree to indemnify and hold Seller harmless from and against any and all claims for expenses, costs, losses, liabilities and/or damages asserted against Seller, including, but not limited to, court costs and attorneys’ fees, which may be incurred by Seller as a direct result of Buyer’s Diligence. Buyer’s indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE.

(c)    Study Period Cancellation. Unless Buyer so notifies Seller or Escrow Agent, in writing, on or before the end of the Study Period of Buyer’s acceptance of Buyer’s Diligence and waiver of the contingencies as set forth in Section 7(a), this Agreement shall be terminated and the applicable portion of the Earnest Money Deposit shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement. Upon any such cancellation by Buyer, and if Seller elects to reimburse to Buyer one-half of the costs incurred in connection with Buyer’s Diligence, Buyer agrees to forward to Seller, at no additional cost to Buyer (other than copy costs) and without any representation or warranties, copies of the Buyer’s Diligence materials and shall return all of Seller’s Diligence Materials to Seller. In the event that this Agreement is not canceled as provided under this subsection (c), then the Earnest Money Deposit shall be non-refundable to Buyer, except for a Seller’s default or as expressly provided herein to the contrary. These provisions shall survive the termination of this Agreement.

(d)    Tenant Right of First Refusal or Right of First Offer. Notwithstanding the fact that the Lease may contain a tenant right of first refusal or right of first offer (either such right, a “ROFR”), Buyer hereby agrees that the Study Period shall commence and run as set forth in Section 7(a) above, and commencement thereof shall not be tolled pending receipt of a waiver of such ROFR by Tenant; provided, however, that in return therefor, Seller hereby agrees that, in the event Tenant does give notice of its intent to exercise the ROFR or does actually exercise the ROFR, Seller shall promptly reimburse to Buyer all reasonable out-of-pocket and third-party property diligence expenses incurred by Buyer and properly documented (including, without limitation, reasonable attorneys’ fees and costs) up to an amount equal to $100,000.00. Pursuant to a written waiver dated March 26, 2014, a copy of which has been, or shall be, provided to Buyer as part of the Seller’s Diligence Materials (as hereinafter defined), Seller represents and warrants to Buyer that Tenant has waived its ROFR under the Lease.

8.    DELIVERY OF SELLER’S DILIGENCE MATERIALS. Seller agrees to deliver to Buyer contemporaneously with the Effective Date all information in Seller’s possession or control, and to the extent applicable, relating to the leasing, operating, maintenance, construction (including the Certificate of Occupancy for the Property), repair, zoning (including any zoning verification letters), platting, engineering, soil tests, water tests, environmental tests, market studies, master planning, architectural drawings and like matters regarding the Property and/or the Tenant (collectively, “Seller’s Diligence Materials”), all at no cost to Buyer. The foregoing deliveries shall include, but not be limited to, copies of all: (i) books of account and records for the Property for the last twenty-four (24) months (including year-end Tenant CAM expense reconciliations); (ii) the Lease, including all amendments thereto, guaranties thereof and assignments thereof and, to the

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extent the landlord is obligated to deliver such a policy to Tenant under the Lease, a copy of the leasehold title insurance policy; (iii) a detailed listing of all capital expenditures on the Property for the last thirty-six (36) months; (iv) the maintenance history of the Property for the last twenty-four (24) months; (v) current maintenance, management, and listing contracts for the Property including any amendments thereto; (vi) all claims or suits by Tenant or third parties involving the Property or the Lease or any Contracts (whether or not covered by insurance); (vii) a list of all claims or suits by or against Seller regarding the Property for the last thirty-six (36) months; (viii) any appraisals of the Property; (ix) the site plan with respect to, and a current survey of, the Property; (x) copies of all Contracts, Warranties and Permits; and (xi) any other documents or other information in the possession of Seller or its agents pertaining to the Property. Should Seller receive new or updated information regarding any of the matters set forth in this Section 8 after the Effective Date and prior to COE, Seller will immediately notify Buyer of such fact and will promptly deliver complete copies thereof to Buyer.

9.    THE SURVEY. Promptly after the Opening of Escrow, Buyer shall, at its sole cost and expense, cause a surveyor licensed in the State of Massachusetts to complete and deliver to Escrow Agent and Buyer a current, certified ALTA As-Built survey of the Real Property, Building and Improvements (the “Survey”). The legal descriptions in the Survey shall control over the description in Exhibit A attached hereto to the extent they may be inconsistent. The Survey shall set forth the legal description and boundaries of the Property and all easements, encroachments and improvements thereon.

10.    IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the “Non-Foreign Affidavit”) stating under penalty of perjury that Seller is not a “foreign person” as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Purchase Price an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Tax Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

11.    DELIVERY OF POSSESSION. Seller shall deliver possession of the Property to Buyer at COE subject only to the rights of Tenant under the Lease as approved by Buyer as part of Buyer’s Diligence.

12.    BUYER’S CONDITIONS PRECEDENT. In addition to all other conditions precedent set forth in this Agreement, Buyer’s obligations to perform under this Agreement and to close escrow with respect to either Property are expressly subject to the following:

(a)    the delivery by Seller to Escrow Agent, for delivery to Buyer at COE, of the executed original Transfer Documents for such Property and, at COE of the Phase I Property, the Right of First Offer Agreement and the Memorandum of ROFO (as both are defined below);

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(b)    the issuance of the Owner’s Policy (or a written commitment therefor) for such Property in the amount of the Purchase Price allocated to such Property, insuring that Buyer has good and marketable fee simple title to the Property subject only to those matters approved or deemed approved by Buyer pursuant to this Agreement showing that all taxes, assessments, and municipal charges which are due have been paid, and containing the endorsements (or revisions to Schedule B, as applicable) listed below (but only to the extent that such endorsements are available in the jurisdiction where such Property is located): specific access/access via insured easement, survey, owner’s comprehensive (ALTA 9.2), zoning (including parking/sufficiency), contiguity (if applicable), designation of improvements/address, tax parcel, subdivision, tax sale, arbitration deletion and forced removal/CLTA 103.3 for all setback line violations and easement encroachments;

(c)    the delivery by Seller to Buyer at COE of all security deposits and pre-paid/abated rents under the Lease, if any, in the form of a credit in favor of Buyer against the Purchase Price;

(d)    the deposit by Seller with Buyer not later than five (5) days prior to each COE of: (i) an original estoppel certificate, in the form of Exhibit G attached hereto and made a part hereof (or in such form as may be prescribed under any Lease) (u) dated not more than thirty (30) days prior to COE, (v) executed by Tenant and naming Buyer (or its designee) and any lender of which Buyer provides written notice to Seller pursuant to the notice provisions hereof (“Lender”) as addressees, (w) verifying the basic facts of the Lease (term, rental, expiration date, options, if any exist), (x) confirming that there are no defaults by the landlord under the Lease and that no percentage rents or impounds are paid pursuant to the Lease (or specifying the amount(s) thereof), (y) confirming that all punchlist items have been completed by Seller and accepted by Tenant and that all improvements have been completed in accordance with the Lease, and (z) if Tenant’s obligations under the Lease have been guaranteed by another person or entity, also cover such guaranty and also be signed by such guarantor(s), (ii) a subordination, non-disturbance and attornment agreement executed by Tenant in the form attached to the Lease, for the benefit of Lender, and (iii) an original estoppel certificate executed by all other parties of any applicable reciprocal easement agreement or declaration of covenants, conditions and/or restrictions (the “REA’s”) and addressed or certified to Buyer and Lender stating that such instrument is in full force and effect and is not modified (except as disclosed in such estoppel certificate) and, to the best knowledge of the party giving the estoppel, the other party or parties thereto is/are not in default under the applicable instrument and all amounts, if any, owing under the applicable agreement have been paid in full;

(e)    Intentionally Deleted;

(f)    the deposit with Escrow Agent of an executed affidavit of Seller or, if Seller is a single-asset entity, of Seller’s principals or parent entity, and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics’ lien exception from the Owner’s Policy;

(g)    the delivery by Seller to Buyer of the final and unconditional Certificate of Occupancy for the Improvements;

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(h)    the deposit with Escrow Agent of a letter from Seller to Tenant requesting that future rent under the Lease be paid to Buyer;

(i)    delivery of the SEC Filing Information (as hereinafter defined) by Seller to Buyer not less than five (5) days prior to COE;
(j)    delivery to Buyer of the original, fully-executed Lease, and a copy of all guaranties thereof, all exhibits, amendments and other modifications thereto, and, if Seller is not the original landlord under the Lease, all assignments necessary to establish that Seller is the successor-in-interest to the landlord’s rights under the Lease;
(k)    delivery to Buyer of originals of the Contracts, Warranties and Permits, if any, in the possession of Seller or Seller’s agents, including, without limitation, any warranties covering the roof or any other part of the Improvements, and any correspondence with respect thereto, together with such non-proprietary leasing and property manuals, files and records which are material in connection with the continued operation, leasing and maintenance of the Property;
(l)    Tenant has accepted possession of the Property and is contractually obligated to pay, and has commenced payment of, full rent pursuant to the Lease;
(m)    receipt by Buyer of an updated environmental report and property condition report, each dated within thirty (30) days of COE and neither of which identifies any new issues with the environmental condition of the Property or any deficiencies in the Improvements located on the Property not previously disclosed to Buyer in Buyer’s Diligence or conspicuously and explicitly in Seller’s Diligence Materials; and
(n)    as to the Phase II Property, receipt of the Buyer of (i) a final and unconditional Certificate of Occupancy for the Phase II Property; and (ii) a Certificate of Final Completion, including the punchlist items, of Landlord’s architect as set forth in the Lease.

If the foregoing conditions have not been satisfied by the specified date or COE as the case may be, then Buyer shall have the right, at Buyer’s sole option, by giving written notice to Seller and Escrow Agent, to (i) cancel this Agreement, whereupon the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement, or (ii) extend such specified date or COE, as applicable, for such amount of time as Buyer deems reasonably necessary to allow Seller to satisfy such conditions. As aforesaid, in no event shall the Closing of the Phase II Property occur without first having closed on the Phase I Property.

13.    SELLER’S REPRESENTATIONS WARRANTIES AND COVENANTS.

(a)    Seller hereby represents and warrants to Buyer as of the Effective Date and again as of COE that:

(i)    there are no unrecorded leases (other than the Lease), liens or encumbrances which may affect title to the Property of which the Seller is a party or has knowledge

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(except as provided in Section 43 below or as necessary in the ordinary course of business for the Seller to complete construction of the Phase II Building as required pursuant to the Lease and which will be removed, released or discharged prior to COE); any existing financing secured by the Property or any part thereof shall be satisfied and discharged in full at or prior to COE and any liens or encumbrances relating thereto shall be terminated and released of record at or prior to COE or within a reasonable time thereafter to the extent permitted by law and the Escrow Agent and in accordance with customary conveyancing practices in the Commonwealth of Massachusetts; and Seller does not have any defeasance or obligations with respect to any existing financing which will delay the COE;

(ii)    to Seller’s knowledge, no notice of violation has been issued with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction;

(iii)    to Seller’s knowledge, there are no intended public improvements which will or could result in any charges being assessed against the Property which will result in a lien upon the Property;

(iv)    to Seller’s knowledge, there is no impending or contemplated condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities;

(v)    there are no suits or claims pending or to Seller’s knowledge, threatened with respect to or in any manner affecting the Property or the Tenant, nor does Seller know of any circumstances which should or could reasonably form the basis for any such suits or claims which have not been disclosed in writing to Buyer by Seller;

(vi)    Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party;

(vii)    Seller has not taken any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land‑use limitations, upon the Property, or any portion thereof, or its potential use, and, to Seller’s knowledge after due inquiry, there are no pending proceedings, the object of which would be to change the present zoning or other land‑use limitations;

(viii)    this transaction will not in any way violate any other agreements to which Seller is a party;

(ix)    Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents;

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(x)    no default of Seller exists under the Lease; Seller has sent no written notice of default to Tenant and, to Seller’s knowledge, no default of Tenant exists under the Lease; Seller has not received any notice or correspondence from Tenant or Tenant’s agents indicating Tenant’s desire, willingness or intent to amend, modify, assign or terminate the Lease nor any notice or correspondence requesting the consent of Seller to any of the foregoing;

(xi)    Tenant is not entitled to any free rent periods or rental abatements, concessions or other inducements for any period subsequent to COE, except as set forth on Exhibit J attached hereto;

(xii)    to the extent Seller is the original landlord under the Lease, the Lease was negotiated in an arms-length transaction;

(xiii)    all amounts due and payable by Seller under the Contracts and the REA’s have been paid in full and no default of Seller exists under any of the Contracts or any of the REA’s and, to Seller’s knowledge after due inquiry, no default of any other party exists under any of the Contracts or any of the REA’s;

(xiv)    no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller’s obligations hereunder;

(xv)    except as set forth in Seller’s Diligence Materials and in Section 45, Seller has no actual knowledge that there exists or has existed, and Seller itself has not caused any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release upon, under or about the Property of any Hazardous Materials. “Hazardous Materials” shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material, defined as a “hazardous substance” by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing;

(xvi)    except as set forth in Seller’s Diligence Materials and in Section 45, to Seller’s actual knowledge, there is not now, nor has there ever been, on or in the Property underground storage tanks, any asbestos-containing materials or any polychlorinated biphenyls, including those used in hydraulic oils, electric transformers, or other equipment;

(xvii)    to Seller’s knowledge, there are no proceedings pending for the increase of the assessed valuation of the Real Property; however, the parties acknowledge that the current real estate tax bills do not yet reflect the construction of the Improvements;

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(xviii)    the execution, delivery and performance of this Agreement and the Transfer Documents have not and will not constitute a breach or default under any other agreement, law or court order under which Seller is a party or may be bound; and

(xix)    Seller has not withheld any information within its possession or of which it is actually aware regarding the Property or any part thereof that would reasonably be considered by an experienced purchaser to be material to that purchaser’s decision to acquire the Property.

(b)    Further, Seller hereby covenants to Buyer as of the Effective Date that:

(i)    Seller will not enter into nor execute any agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party, without Buyer’s prior written consent;

(ii)    Seller will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land‑use limitations, upon the Property, or any portion thereof, or its potential use;

(iii)    except for any item to be prorated at COE in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller’s use, ownership, or operation of the Property up to COE shall be paid in full by Seller or Tenant, as applicable under the Lease;

(iv)    all general real estate taxes, assessments and personal property taxes that have become due with respect to the Property (except for those that will be prorated at COE) have been paid or will be so paid by Seller or Tenant, as applicable under the Lease, prior to COE;

(v)    Subject to the provisions of Section 43 hereof and, as to the Phase II Building, except for any amendment to the Lease necessitated by the re-measurement of the Phase II Building as required per the Lease, including the rental adjustment resulting therefrom and referenced in Section 4(c) of this Agreement, between the Effective Date and COE or any earlier termination of this Agreement, Seller shall not execute or enter into any lease with respect to the Property or any part thereof, or terminate, amend, modify, extend or waive any rights under the Lease without Buyer’s prior written consent, which consent may be withheld at Buyer’s sole discretion;

(vi)    Seller shall not alter, amend or become a party to any new Contract unless the Contract is terminable within thirty (30) days after the Closing and such termination can occur without penalty or other cost to Buyer;

(vii)    between the Effective Date and COE or any earlier termination of this Agreement, Seller shall, at its sole cost:

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(1)    continue to operate the Property as heretofore operated by Seller subject to Buyer’s rights under this Agreement to direct specific activities of Seller;

(2)    maintain or cause Tenant to maintain the Property in its current condition and perform required and routine maintenance and make replacements of each part of the Property that is tangible property (whether real or personal), perform repairs or make replacements to any broken, defective or malfunctioning portion the Property that is tangible property (whether real or personal), and complete the construction work on the Phase II Building, including any changes requested by Tenant, as the relevant conditions require and as required under the Lease. Buyer hereby acknowledges, and Seller hereby covenants, that Seller shall complete construction of the Phase II Building as required under and in accordance with the Lease, including pursuant to any change orders requested by Tenant per the Lease, and that no prior written consent of Buyer is required for the Landlord to enter into any such agreement for change orders, so long as the rent due under the Lease is not reduced and so long as the changes are permitted per the Lease; and in connection therewith, Landlord hereby agrees to promptly to Buyer provide copies of all documentation evidencing any such executed change orders as may be requested by Tenant per the terms of the Lease;

(3)    pay or cause Tenant to pay (as applicable) prior to COE, all sums due for work, materials or services furnished or otherwise incurred in the ownership, use or operation of the Property up to COE;

(4)    comply or cause Tenant to comply with all governmental requirements applicable to the Property;

(5)    except as required by a governmental agency, not place or permit to be placed on any portion of the Property any new improvements of any kind or remove or permit any improvements to be removed from the Property without the prior written consent of Buyer;

(6)    without Buyer’s prior written consent, Seller shall not, by voluntary or intentional act or omission to act, further cause or create any easement, encumbrance, or mechanic’s or materialmen’s liens, and/or similar liens or encumbrances to arise or to be imposed upon the Property or any portion thereof that affects title thereto, or to allow any amendment or modification to any existing easements or encumbrances, except for the REA to be executed pursuant to Section 47 below;

(7)    use commercially reasonable efforts to cause Tenant to comply in all respects with the terms, covenants and conditions of the Lease; and

(8)    Seller shall perform its obligations under all Leases, REAs and Contracts;

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(viii)    Subject to the provisions of Section 45, Seller shall and hereby does assign to Buyer, effective as of COE, all claims, counterclaims, defenses, or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about the Property (including Hazardous Materials released on the Property prior to COE and continuing in existence on the Property at COE);

(ix)    Seller shall not, without the prior written consent of Buyer, provide a copy of, nor disclose any of the terms of, this Agreement to any appraiser, and Seller shall instruct Broker that it may not provide a copy of nor disclose any of the terms of this Agreement to any appraiser without the prior written consent of Buyer; and

(x)    should Seller receive notice or knowledge of any information regarding any of the matters set forth in this Section 13 after the Effective Date and prior to COE, Seller will immediately notify Buyer of the same in writing.

All representations and warranties made in this Agreement by Seller shall survive the execution and delivery of this Agreement and each COE for a period of one (1) year after the last COE hereunder. Seller shall and does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and reasonable attorneys’ fees which Buyer may incur, by reason of any misrepresentation by Seller or any breach of any of Seller’s warranties or covenants. If Buyer proceeds to COE pursuant to the terms and conditions hereof, Seller’s indemnity and hold harmless obligations under this paragraph shall commence upon COE and survive each COE for a period of one (1) year after the last COE hereunder, it being understood and agreed that nothing in this paragraph shall limit Buyer’s rights or remedies prior to COE. Seller’s indemnity obligations hereunder shall in no event exceed $2,000,000.00.

14.    BUYER’S REPRESENTATIONS WARRANTIES AND COVENANTS.

(a)    Buyer hereby represents and warrants to Seller as of the Effective Date and again as of COE that:

(i)    Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents;

(ii)    there are no actions or proceedings pending or to Buyer’s knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents, the agreed upon forms of which are attached hereto as Exhibits;

(iii)    no consent of any third party is required for Buyer to enter into this Agreement and to perform Buyer’s obligations hereunder;

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(iv)    the execution, delivery and performance of this Agreement and the Transfer Documents have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound; and

(v)    Buyer shall comply with all of the terms and provisions of Section 45 of this Agreement.

(b)    Further, Buyer hereby covenants to Seller as of the Effective Date that:

(i)    should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to COE, Buyer will promptly notify Seller of the same in writing.

All representations and warranties made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE for a period of one (1) year. Buyer shall and does hereby indemnify against and hold Seller harmless from any loss, damage, liability and expense, together with all court costs and reasonable attorneys’ fees, if awarded by a court of law, which Seller may incur, by reason of any misrepresentation by Buyer or any breach of any of Buyer’s warranties or covenants. Buyer’s indemnity and hold harmless obligations under this paragraph shall commence upon COE shall survive COE for a period of one (1) year. Buyer’s indemnity obligations hereunder shall in no event exceed $1,000,000.00.

15.    RENTS AND DEPOSITS. Seller and Buyer agree that, in addition to all other conditions and covenants contained herein, Seller shall deliver to Buyer and Escrow Agent not later than the day immediately prior to COE information, certified by Seller to be true and accurate as of the date thereof and as of the date of COE, with respect to (i) the amount of Tenant’s security deposit under the Lease, if any, and (ii) prepaid and/or abated rents and/or current rents, including, without limitation, the amount thereof and the date to which such rents have been paid.

16.    BROKER’S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

(a)    the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement except Cushman & Wakefield (“Broker”);

(b)    if any person shall assert a claim to a finder’s fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement (including Broker), the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this subsection shall survive cancellation of this Agreement or COE; and

(c)     Seller shall be responsible for payment of a commission to Broker pursuant to a separate written agreement between Seller and Broker, which commission shall be paid at COE.

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17.    CLOSE OF ESCROW. As to the Phase I Property, COE shall be on or before 5:00 p.m. MST on the tenth (10th) day after the expiration of the Study Period. As to the Phase II Property, COE shall be on or before 5:00 p.m. MST on the earlier to occur of: (i) the one year anniversary of the date that Tenant actually commenced payment of full unabated rent for the Phase II Building pursuant to the Lease, or (ii) August 1, 2015 (the “Outside Date”). Each such date on which COE occurs for either Phase I Property or Phase II Property is referred to herein as the “Closing Date”. Buyer may extend each Closing Date for up to an additional fifteen (15) days upon delivery of written notice to extend the Closing Date to Escrow Agent prior to the original Closing Date, but in no event will said extension reduce the Purchase Price of the Phase II Property as allowed under Section 4(c) of this Agreement.

18.    ASSIGNMENT. This Agreement may not be assigned by Seller without the prior written consent of Buyer which consent shall not be unreasonably withheld. Buyer may assign its rights under this Agreement, in whole or in part, to any one or more affiliates of Buyer without seeking or obtaining Seller’s consent, it being agreed and understood that Buyer may partially assign this Agreement to one or more affiliates so that different affiliates may consummate the purchase of each portion of the Property. Reasonable evidence of such assignment shall be provided to Seller. Buyer may also designate someone other than Buyer, as grantee under the Transfer Documents, by providing written notice of such designation at least five (5) days prior to COE. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes all unperformed obligations of Buyer under this Agreement. No assignment shall release or otherwise relieve Buyer from any obligations hereunder; provided, however, with respect to any assignment, if COE occurs the assigning party (but not the assignee) shall be relieved of all its obligations arising under this Agreement before, on and after COE.

19.    RISK OF LOSS. Seller shall bear all risk of loss resulting from or related to damage of or to the Property or any part thereof which may occur prior to COE. Seller shall also bear all risk of loss resulting from or related to a taking or condemnation of the Property or any part thereof with respect to which written notice of a proposed condemnation or taking is received, a condemnation proceeding is commenced, a condemnation proceeding is concluded or all or any part of the Property is conveyed in lieu of condemnation prior to COE (any such damage, taking or condemnation event a “Risk of Loss Event”). In the event of any Risk of Loss Event prior to COE, Buyer may, at Buyer’s sole option, by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Purchase Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed ten (10) days from the date Buyer receives notice of the loss) Buyer may cancel this Agreement as provided above. In the event of any Risk of Loss Event which does not result in a termination of this Agreement, Seller shall at COE and as a condition precedent thereto, pay Buyer or credit Buyer against the Purchase Price the amount of any insurance or condemnation proceeds, or assign to Buyer, as of COE and in a form acceptable to Buyer, all rights or claims for relief to the same, and credit to Buyer an amount equal to the deductible (if any) under the insurance policy.

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20.    REMEDIES.

(a)    Seller’s Breach. If Seller breaches this Agreement, including, without limitation, breach of any representation or warranty of Seller set forth herein and/or the failure of Seller to satisfy any conditions precedent to COE specified in Section 12 above that is exclusively within Seller’s control, Buyer may, at Buyer’s sole option, after notice to Seller and expiration of a ten (10) day cure period, either: (i) by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer, Seller shall promptly reimburse to Buyer its reasonable out-of-pocket and third-party property diligence expenses properly documented up to an aggregate of Five Hundred Thousand Dollars ($500,000.00) and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder; (ii) extend the date scheduled for COE for such reasonable period of time as may be required to permit Seller to cure or remedy such breach (provided such period of time shall not exceed thirty (30) days unless such greater period of time is agreed to in writing by Seller); or (iii) seek specific performance against Seller in which event COE shall be automatically extended as necessary. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer because of Seller’s affirmative act or intentional omission, Buyer shall be entitled to pursue all rights and remedies available at law or in equity (subject to the provisions of this subsection below). Seller hereby acknowledges and agrees that the provisions of this Section 20(a) shall not limit any rights or remedies Buyer may have against Seller after COE for any misrepresentation, breach of a warranty or default by Seller in any of its obligations under the this Agreement, the Transfer Documents or any other documents to be entered into pursuant to this Agreement except as expressly set forth in this Agreement to the contrary. Notwithstanding any language to the contrary set forth in this Agreement, the Transfer Documents or other documents to be entered into pursuant to this Agreement, in no event shall Seller be liable for indirect, consequential, special or punitive damages under this Agreement, the Transfer Documents, or any other documents to be entered into pursuant to this Agreement.

(b)    Buyer’s Breach. If Buyer breaches this Agreement, as its sole remedy Seller shall be entitled to retain the Earnest Money Deposit in accordance with subsection 5(b) as Seller’s agreed and total liquidated damages. Seller hereby waives any right to seek any equitable or legal remedies against Buyer.

21.    ATTORNEYS’ FEES. If there is any litigation to enforce any provisions or rights arising under this Agreement, the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys’ fees incurred by the successful party, such fees to be determined by the court. For purposes of this Section 21, a party will be considered to be the “successful party” if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

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22.    NOTICES.

(a)    Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto, or telecopy (fax) or electronic mail (e-mail), or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:	c/o The Gutierrez Company
One Wall Street
Burlington, MA 01803
Attn:    Arthur J. Gutierrez, Jr., President
Tel.:    (781) 272-7000
Fax:    (781) 272-3130
Email:     ajgutierrez@gutierrezco.com
With copies to:                Gloria M. Gutierrez, Executive Vice President
and Corporate Counsel
The Gutierrez Company
One Wall Street
Burlington, MA 01803
Tel: (781) 272-7000
Fax: (781) 272-3130
Email: ggutierrez@gutierrezco.com

if to Buyer:                    American Realty Capital Properties, Inc.
2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
Attn:    Legal Department – Real Estate
Tel.:    (602) 778-8700
Fax:    (480) 449-7012
Email: jdelia@arcpreit.com and
gwellner@arcpreit.com

with copies to:	Kutak Rock LLP
8601 N. Scottsdale Road, Suite 300
Scottsdale, AZ 85253
Attn:    Jason D. Stych, Esq.
Tel.:    (480) 429-5000
Fax:    (480) 429-5001
Email: jason.stych@kutakrock.com

If to Escrow Agent:	First American Title Insurance Company
2425 E. Camelback Road, Suite 300

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Phoenix, AZ 85016
Attn:    Mr. Brandon Grajewski
Tel.:    (602) 567-8145
Fax:    (602) 567-8101
Email: bgrajewski@firstam.com

(b)     Effective Date of Notices. Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery or telecopy or e-mail, and on the date of deposit in the mail, if mailed or deposited with the overnight carrier, if used. Notice shall be deemed to have been received (i) on the date on which the notice is received, if notice is given by telecopy or personal delivery or e-mail, (ii) on the first business day following deposit with an overnight carrier, if used, and (iii) on the second (2nd) day following deposit in the U.S. Mail, if notice is mailed. If escrow has opened, a copy of any notice given to a party shall also be given to Escrow Agent by regular U.S. Mail or by any other method provided for herein.

23.    CLOSING COSTS.

(a)    Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit F, and by this reference incorporated herein (the “Escrow Instructions”). At COE, Seller shall pay (i) the costs of releasing all liens, judgments, and other encumbrances that are to be released and of recording such releases, (ii) one-half the fees and costs due Escrow Agent for its services, (iii) the transfer tax associated with the sale of the Property, if any, and (iv) all other costs to be paid by Seller under this Agreement, so long as they are customarily paid by sellers in the Commonwealth of Massachusetts. At COE, Buyer shall pay (i) one-half the fees and costs due Escrow Agent for its services, and (ii) the cost of the Survey, and (iii) all other costs to be paid by Buyer under this Agreement, so long as they are customarily paid by buyers in the Commonwealth of Massachusetts. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein.

(b)    Prorations. Real estate taxes shall be prorated based upon the current valuation and latest available tax rates. All prorations shall be calculated through escrow as of COE based upon the latest available information, including, without limitation, a credit to Buyer for any rent prepaid by Tenant for the period beginning with and including the date on which the closing occurs through and including the last day of the month in which the closing occurs. All other credits to Buyer shall be similarly prorated. If COE is on or after the 20th day of the calendar month in which COE occurs, the monthly base rent due to Buyer under the terms of the Lease for the full calendar month of the month following the day on which COE occurs (the “Initial Rent”) shall be credited to Buyer at COE (and, in such event, Tenant shall pay the Initial Rent to Seller and, notwithstanding the terms of the Lease, shall not be obligated to make a payment for the Initial Rent to Buyer). Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same by Escrow Agent. Seller agrees that all closing costs

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payable by Seller shall be deducted from Seller’s proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer’s closing costs. Except as provided in this Section 23, Seller and Buyer shall each bear their own costs in regard to this Agreement.

(c)    Post-Closing Adjustment. If after COE, the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(c) shall survive COE except that no adjustment shall be made later than eighteen (18) months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim; provided, however, in the event an adjustment is sought due to the fact that current tax bills with respect to the Property had not yet been issued as of COE, the provisions of this Section 23(c) shall survive with respect to any closing proration of real property taxes until thirty (30) days after Buyer’s receipt of tax bills for the period of time during which COE occurred. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.

(d)    Instructions. This Agreement, together with the Escrow Instructions, shall constitute escrow instructions for the transaction contemplated herein. Such escrow instructions shall be construed as applying principally to Escrow Agent’s employment.

(e)     Survival. The provisions of this Section 23 shall survive COE.

24.    ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller’s default, Seller shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close because of Buyer’s default, Buyer shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one‑half of any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.

25.    APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

26.    ACCEPTANCE OF DEED. The acceptance of the Deed by the Buyer or his nominee, as the case may be, and the consummation of the transaction set forth herein shall be deemed to be a full performance and discharge of every agreement and obligation of Seller herein contained or expressed, except for those obligations of Seller or Buyer set forth in the Transfer Documents, in any documents delivered by or on behalf of Seller at closing, or in this Agreement which are expressly stated as surviving the Closing Date or COE, each of which shall survive, as the same may be limited herein, as applicable.

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27.    ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

28.    GOVERNING LAW. This Agreement shall be governed by and construed or enforced in accordance with the laws of the Commonwealth of Massachusetts.

29.    CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

30.    TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly.

31.    INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

32.    HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

33.    FAX AND COUNTERPARTS. This Agreement may be executed by facsimile, by email (in “.pdf” format) and/or in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

34.    INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

35.    SEVERABILITY. If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be kept in effect.

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36.    ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.

37.    LIABILITY OF TRUSTEE, SHAREHOLDER, BENEFICIARY, ETC; SURVIVAL. If the Seller or Buyer executes this Agreement in a representative or fiduciary capacity, only the estate represented shall be bound, and neither the Seller nor Buyer so executing, nor any trustee, partner (general or limited), shareholder, director, officer or beneficiary of any partnership, corporation or trust, manager or member of any limited liability company and any managing agent or representative shall be personally liable for any obligation, express or implied, hereunder. Each party acknowledges that such party’s obligations with respect to any covenant, obligation, indemnity, representation or warranty under this Agreement which expressly survives the Closing shall be considered a “liability” for purposes of any distribution limitation imposed under the organizational laws applicable to such party, its members and/or their respective partners, members and shareholders.

38.    PRIVILEGE TAXES. Seller represents, warrants and covenants to Buyer that all state and local transaction privilege, sales, excise, use or similar taxes relating to the development, sale or rental of the Property (including, without limitation any speculative builder tax, owner-builder tax, or construction contractor tax) have been paid and Seller shall pay any such taxes that may arise as a result of the sale of the Property to Buyer as and when due. Seller shall indemnify, hold harmless and defend the Indemnified Parties from any and all Claims relating to a breach of the preceding sentence. The provisions of this Section shall survive COE.

39.    SEC S-X 3-14 Audit. In order to enable Buyer to comply with the reporting requirements of the Securities and Exchange Commission (the “SEC”), Seller agrees to provide Buyer and its representatives information sufficient for Buyer to comply with SEC Rule 3-14 of Regulation S-X, including Seller's most current financial statements relating to the financial operation of the Property for the current fiscal year and the most recent pre-acquisition fiscal year, and upon request, support for certain operating revenues and expenses specific to the Property (collectively, the “SEC Filing Information”). Seller understands that certain of the SEC Filing Information may be included in filings required to be made by Buyer with the SEC. Seller will cooperate in providing data and by being available to answer questions with respect to its records as they arise, both before and after the expiration of the Study Period. This Section 39 shall survive Closing for a period of one (1) year.

40.    TENANT AUDIT RIGHT. In the event that Tenant has the right to inspect and audit the books, records and other documents of the landlord under the Lease which evidence the purchase price of the Real Property, the development and construction costs of the Improvements, and/or common area maintenance costs and expenses, Seller hereby covenants and agrees that it shall retain such books, records and other documents which will enable Tenant to conduct a full and complete audit thereof until the date that is six (6) months after the latest date that Tenant could demand an inspection and/or audit thereof pursuant to the Lease and, upon written request therefore from Buyer, or any successor or assign, thereof, shall provide both Buyer and Tenant with reasonable

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access thereto and otherwise reasonably cooperate with both Buyer and Tenant with respect to such inspection and/or audit by Tenant. In the event Tenant claims any right to a credit, refund or other reimbursement as a result of such audit, Seller shall indemnify, hold harmless and defend the Indemnified Parties from any and all Claims relating thereto or arising therefrom. The provisions of this Section 40 shall survive COE.

41.    LIKE-KIND EXCHANGE. (a) Seller agrees to reasonably cooperate with Buyer by executing such documents or taking such action as Buyer reasonably requests in connection with any tax deferred exchange pursuant to Section 1031 of the Tax Code, provided that (i) the transaction contemplated by this Agreement shall not be conditioned upon completion of such exchange; (ii) Seller shall not be required to take title to any real property in connection with any such exchange; (iii) Seller shall not incur any cost or liability by reason of any such exchange; and (iv) Seller shall not be relieved of any of its obligations under this Agreement as a result of any such exchange.
(b) Buyer agrees to reasonably cooperate with Seller by executing such documents or taking such action as Seller reasonably requests in connection with any tax deferred exchange pursuant to Section 1031 of the Tax Code, provided that (i) the transaction contemplated by this Agreement shall not be conditioned upon completion of such exchange; (ii) Buyer shall not be required to take title to any real property (other than the Property) in connection with any such exchange; (iii) Buyer shall not incur any liability by reason of any such exchange; and (iv) Buyer shall not be relieved of any of its obligations under this Agreement as a result of any such exchange.

42.    DISCLAIMER OF WARRANTIES AND REPRESENTATIONS. Except for the representations and warranties set forth herein and in the Transfer Documents or any other documents delivered by or on behalf of Seller at closing, the Buyer acknowledges that the Buyer has not been influenced to enter into this transaction nor has he relied upon any warranties or representations with respect to the condition of the Property or any facts or matters relating thereto. Except for the obligations of Seller under this Agreement and under the Transfer Documents or any other documents delivered by or on behalf of Seller at closing and the representations expressly set forth herein and in the Transfer Documents or any other documents delivered by or on behalf of Seller at closing, Buyer agrees that the Property shall be sold and that Buyer shall accept possession on the Closing Date on an “as is, where is, with all faults” basis.

43.    LEASE SPLIT CONTINGENCY. Seller and Buyer agree and acknowledge that Seller is trying to modify and separate the Lease such that there are three (3) separate, but identical leases (except for economic and other property specific provisions), one for each of Phase I, Phase II, and Phase III (as further described in the Lease). In the event Seller is unable to deliver two (2) fully executed leases (one for the Phase I Property and one for the Phase II Property) in forms reasonable acceptable to Buyer and Seller (and its lender) prior to the expiration of the Study Period, either party may terminate this Agreement by notice to the other party, whereupon the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer, Seller shall promptly reimburse to Buyer its reasonable out-of-pocket and third-party property diligence expenses properly documented up to an aggregate of Forty Thousand Dollars ($40,000.00) and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation

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hereunder. Upon expiration of the Study Period, the term “Lease” shall refer to the two (2) leases so delivered and approved by the Parties as aforesaid.

44.    PHASE III ROFO. At Closing, Seller and Buyer shall execute and deliver (a) a Right of First Offer Agreement (the “Right of First Offer Agreement”) whereby (i) Seller grants Buyer right of first offer to purchase property owned by Seller referred to in the Lease as Phase III and more particularly described on Exhibit H attached hereto (the “Phase III Property”); and (b) a memorandum to be recorded against the Phase III Property in the real property records in the jurisdiction in which the Phase III Property is located at the COE of the Phase I Property (the “Memorandum of ROFO”). The Right of First Offer Agreement shall be agreed upon between Buyer and Seller prior to the expiration of the Study Period and, if Seller and Buyer are unable to agree upon the Right of First Offer Agreement by the expiration of the Study Period, either party may terminate this Agreement by notice to the other party, and the Earnest Money Deposit shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement. The Parties do hereby agree, however, that Buyer’s right of first offer on the Phase III Property shall be subject and subordinate to the rights of Tenant under the Lease, and that the relevant time for accepting any offers from Seller shall be five (5) business days.

45.    HAZARDOUS MATERIALS.

(a)     Seller expressly discloses to Buyer, and Buyer acknowledges, that the Property is currently undergoing assessment and remediation by Seller’s predecessor in title, Tyco Electronics Corporation (“Tyco”), with the oversight and approval of the Commonwealth of Massachusetts Department of Environmental Protection, to the extent required under the Massachusetts Contingency Plan, as a Tier 1A Site under the Massachusetts Contingency Plan and any applicable environmental laws.  As such, the Property and, upon the Closing, the Buyer (as a successor in title and/or assign to Seller) are subject to the terms and provisions of two certain Purchase and Sale Agreements and a Site Access Agreement with Tyco, copies of which are attached hereto and made a part hereof as Exhibit I (collectively, the “Tyco Agreements”).  During the Study Period, the Buyer shall have the opportunity to review and approve the Tyco Agreements as binding on the Property and the Buyer (and its successors and assigns).

(b)    Buyer represents and warrants to Seller that it will not breach any of the terms and provisions of the Tyco Agreements.

(c)    Buyer (and its successors and assigns) will indemnify and defend Seller (The Gutierrez Company, and their successors and assigns) from any losses, claims, liens or expenses (including reasonable consultant and attorneys’ fees and expenses whether foreseeable or unforeseeable) that result from or relate to Buyer’s breach of any of the terms and provisions of, or Buyer’s obligations under, the Tyco Agreements or this Section 45.

(d)    Buyer (and its successors and assigns) agree to maintain the confidentiality of all information relating to the Tyco Agreements and the Property. Notwithstanding the foregoing, Buyer may disclose such information (i) to its respective consultants, investors, lenders, appraisers,

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attorneys, accountants, advisers, and affiliates (collectively, “Related Parties”), provided the Buyer shall advise each parties of the confidential nature of such information and that such parties are required to maintain the confidentiality thereof, and (ii) to the extent Buyer is required to disclose the same pursuant to a court order, applicable laws or regulations or pursuant to a legal dispute between Buyer and Seller.  In the event the transaction contemplated by this Agreement is not consummated, any information furnished to, or obtained by or through any party as a result of its investigations or otherwise in connection with the transaction contemplated hereby, shall be treated by Buyer, its agents, contractors, successors and assigns as confidential information to the extent it is not otherwise public or generally available to the public.  In the event that the transaction is not consummated, the Tyco Agreements (along with the Seller’s Diligence Materials), and all copies thereof, shall be immediately returned to Seller, or, at Seller’s request, destroyed.

(e)    Buyer agrees to incorporate the terms and provisions of this Section 45 into any future purchase and sale agreement in connection with the sale of the Property by Buyer.

(f)    Despite the general assignment set forth in Section 13(b)(viii) of this Agreement, Seller reserves the right to seek reimbursement from Tyco for any amounts previously paid by Seller in connection with the construction of the Improvements and due to Seller pursuant to the Tyco Agreements.

(g)    The provisions of this Section shall survive the Closing or any earlier termination of this Agreement.

46.    POST-CLOSING COVENANT. As a condition of Closing, Buyer shall execute a recordable form of covenant that shall run with the Property and shall be binding on Buyer’s successors and assigns in a form reasonably approved by Buyer, whereby Buyer agrees not to construct any additional rentable square footage on the Real Property in excess of the rental square footage of Phase I Building and Phase II Building, as applicable, without first obtaining a modification to the Planned Development District from the Town of Burlington to allow any such excess rentable square footage on the Real Property if, and to the extent, such modification is required by the Town of Burlington. Such covenant shall be included in the Deed. The form of such covenant shall be agreed upon between Buyer and Seller prior to the expiration of the Study Period and, if Seller and Buyer are unable to agree upon the Right of First Offer Agreement by the expiration of the Study Period, either party may terminate this Agreement by notice to the other party anytime thereafter (until the parties’ agreement to the form of the covenant), and the Earnest Money Deposit shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

47.    REA. Simultaneously with the process of separating the Lease as aforesaid in Section 43, Seller shall deliver to Buyer a fully executed reciprocal easement agreement affecting the Property (the “REA”) to address the management of the common areas, the parking (including the allocation of parking between the Property and the Phase III Property), and the allocation of costs amongst the owners of the Property and the owner of the Phase III Property. The REA shall be in form reasonably acceptable to Buyer and Seller (and its lender). The REA shall be recorded with the applicable Registry of Deeds prior to the Closing on the Phase I Property. The REA, together

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with Notices of Leases (and SNDA’s) reflecting the separation of the Lease as described in Section 43, shall be permitted encumbrances on the Property The form of the REA shall be agreed upon between Buyer and Seller prior to the expiration of the Study Period and, if Seller and Buyer are unable to agree upon the REA by the expiration of the Study Period, either party may terminate this Agreement by notice to the other party anytime thereafter (until the parties’ agreement to the form of the REA), and the Earnest Money Deposit shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:
BURLINGTON CROSSING REALTY TRUST,
a Massachusetts nominee trust

By:    /s/ Arthur J. Gutierrez, Jr.
Printed Name:     Arthur J. Gutierrez, Jr.
Its: Trustee and not Individually

BUYER:	ARCP ACQUISITIONS, LLC, a Delaware limited liability company

By:    /s/ Todd J. Weiss
Printed Name:    Todd J. Weiss
Its:        Authorized Officer

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ESCROW AGENT’S ACCEPTANCE

The foregoing fully executed Agreement together with the Earnest Money Deposit is accepted by the undersigned this __4__ day of ____June__, 2014, which for the purposes of this Agreement shall be deemed to be the date of Opening of Escrow. Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/Brandon Grajewski

Title: Escrow Officer

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